UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2022

Rani Therapeutics Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40672	86-3114789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2051 Ringwood Avenue
San Jose, California		95131
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 457-3700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RANI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 29, 2022 (the “Borrowing Date”), Rani Therapeutics Holdings, Inc. (“Rani Holdings”) completed a draw down of $15 million under a Loan and Security Agreement and related Supplement dated August 8, 2022 (the “Loan Agreement”), by and among Rani Holdings, Rani Therapeutics, LLC and Rani Management Services, Inc., and Avenue Venture Opportunities Fund, L.P., a Delaware limited partnership. The Loan Agreement provides for term loans (the “Loans”) in an aggregate principal amount up to $45 million. A Loan of $30 million was committed on August 8, 2022 (the “Closing Date”), with $15 million funded on the Closing Date and $15 million available to be drawn between October 1, 2022 and December 31, 2022 (the “Second Draw”). The draw down on the Borrowing Date was the Second Draw.

The description of the Loan Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Loan Agreement, a copy of which was filed as Exhibits 10.1 and 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rani Therapeutics Holdings, Inc.

Date:	December 30, 2022	By:	/s/ Svai Sanford
Svai Sanford Chief Financial Officer